Exhibit 3.7

NOTARIAL RECORD

LAW 12990 – RUBRIC

[There appears a seal that reads: Notaries Public’s Association – Capital Federal – Argentine Republic].

[There appears a seal that reads: Mirta Diana Salgado – Notary Public – Registration Number 3902].

[There appears a signature followed by a seal that reads: Lucia Der Torossian, Notary Public].

[There appears an illegible seal].

[Argentine coat of arms].

B 003136149

FIRST NOTAIALLY CERTIFIED COPY.- NOTARIALLY RECORDED INSTRUMENT NUMBER FORTY SEVEN.- In the city of Buenos Aires, Capital of the Argentine Republic, on August 18th, 1992, before me, authorizing Notary Public, appear Horacio Jorge COLIMODIO, married, Argentine, trader, born on August 28th, 1952, ID No 10479573, domiciled at Nahuel Huapi 4402 in this City; and María del Carmen PALICIO, married, trader, Argentine, born on June 4th, 1953, ID No 10831041, domiciled at Nahuel Huapi 4402 in this City. I attest that both appearing parties are neighbors with full legal capacity, personally known to me, and that they STATE: I) That they have decided to create a corporation pursuant to the provisions of the applicable law and to the following terms: FIRST: The name of the corporation is: “RENFE S.A.” Its legal address is in the jurisdiction of the City of Buenos Aires.- According to the resolution of the Board, it shall be able to establish branches, agencies or any other office, in any part of the country or abroad.- SECOND: The term of the corporation shall be NINETY NINE years as from the date of registration with the Public Registry of Commerce, and said term may be extended or reduced by resolution taken at the Extraordinary General Meeting of Shareholders.- THIRD: The corporate purpose is to carry out, by itself or by third parties or in association with third parties, the following business, whether within or without the country: (a) agricultural and real estate activities; (b) construction activities; (c) purchase and sale, import and export and manufacture of agricultural, plastic, electronics, home appliances, IT and textile industry products; (d) commissions, agency and representation; (e) financial transactions, excluding the transactions covered by the law on financial institutions and any requiring capital contributions from the public. To that effect, the company shall be entitled to acquire rights, undertake obligations and carry out any acts not prohibited by the legislation in force.

FOURTH: The corporate capital amounts to ARS 12,000, represented by common bearer shares of ARS 1 nominal value each and carrying one vote each. The capital stock may be increased up to five-fold its amount in common bearer shares pursuant to the terms set forth in section 188 of Law No. 19550. Shares shall carry from one to five votes each. For those cases stated in sections 244 and 284 of Law No. 19550, shares carrying a plurality of votes shall only carry one vote each. FIFTH: Shareholders have pre-emptive right in the subscription of new shares within the following thirty days after the last publication, strictly complying with the provisions set forth in section 194 of the above mentioned law. SIXTH: Shares or provisional share certificates issued shall make reference to sections 211 and 212 of Law No. 19550. Certificates representing more than one share may be issued. In case of delay in the payment of capital, the Board of Directors is entitled to act pursuant to section 193 of Law No. 19550. SEVENTH: The corporation, by resolution of the Extraordinary General Meeting of Shareholders, shall have the power to issue debentures within or without the country, unsecured or secured by special floating charge, in local or foreign currency, pursuant to section 8 of Law No. 19550. EIGHTH: The management and administration of the corporation shall be vested in the Board of Directors, which shall be composed of the number of members as determined at the Shareholders Meeting, which shall vary between one and five, with a term of office of one year, being eligible for reappointment. At the meeting, a number of alternate members less than or equal to the permanent members shall be appointed, who shall act for the same term in order to fill any vacancy that may occur in the order of election. Directors, at their first board meeting, shall appoint a Chairman and Vice Chairman. The quorum at a Board Meeting shall be the majority of its members, and resolutions shall be adopted by a majority of votes present. Directors shall post the following bond: ARS 100 in cash each, or its equivalent in government bonds. In case the Chairman is absent or unable to act, he shall be replaced by the Vice Chairman. NINTH: The Board of Directors is vested with all the powers to administer and dispose of the assets, including those powers for which the law requires a special power of attorney pursuant to section 1881 of Argentina’s Civil Code and section nine of the Decree-Law No. 5965/63.- It can consequently perform or enter into, on behalf of the corporation, any kind of act or contract: purchase, sell, create any lien or encumbrance on real and personal property and livestock, create, accept, cancel mortgages, chattel mortgages and pledges or any other interest in real property; operate with official, mixed and private banking and financial institutions; establish any kind of relation, with broad powers as necessary, before any national, provincial or municipal public body whether administrative, judicial or legislative; grant one or more persons judicial powers, including for filing a criminal lawsuit, or out-of-court powers with the purpose and scope it deems advisable. Legal representation shall be performed and corporate signature shall be used by the Chairman and, in case of absence, by the Vice Chairman. TENTH: The corporation will not have a statutory audit committee. Oversight and inspection shall be under the charge of the shareholders, pursuant to section 55 of the Business Associations Law. - Should the oversight be included in the terms set forth in the last paragraph of section 284, it shall be under the charge of a Regular Auditor, and an alternate auditor shall also be appointed. Their term of office shall be of one year and they may be reappointed. Compensations shall be established at the Shareholders Meeting. ELEVENTH: Meetings may be summoned simultaneously on a first and second call, as provided by section 237 of Law No. 19550. In said case, the meeting shall be held on the second call, on the same day, one hour after the first unsuccessful meeting.-In case of successive call, the above mentioned section 237 shall govern, without prejudice to the provisions related to unanimous Shareholders Meeting included in said section. TWELFTH: The quorum and majorities set forth in sections 243 and 244 of the above mentioned law shall govern according to the type of meeting, call and items on the agenda. As regards quorum of the Extraordinary General Meeting on a second call, the quorum shall be deemed constituted regardless of the number of shares with voting right. The transaction of special business set forth in section 244, fourth paragraph of Law No. 19550 is excluded. For said special business, on a first as well as on a second call, resolutions shall be adopted by the affirmative vote of the majority of the voting shares, and not by a plurality of votes. Should shareholders act by proxy, the requirements and prohibitions set forth in section 239 of the above mentioned provision shall be taken into account. Shareholders Meetings shall be chaired by the Chairman of the Board of Directors, and in case of absence, by the Vice Chairman, and in case both of them are absent, by the shareholder appointed at the Meeting.

THIRTEENTH. The fiscal year of the Corporation shall end on December 31. On this date, the financial statements will be prepared in accordance with the provisions in force and technical standards in the matter. The Shareholders’ Meeting may amend the closing date by registering the relevant resolution in the pertinent regulatory bodies. Realized net profits shall be allocated as follows: (a) 5% to the statutory reserve until completing 20% of the subscribed capital stock; (b) the payment of the compensation of the Board of Directors and the Statutory Audit Committee, if applicable; (c) the remainder, in whole or in part, to the share dividends or optional reserve funds, provisions or allowances, a new account or any other purpose decided upon by the shareholders at a meeting. Dividends shall be distributed in proportion to the shares held by the shareholders during the year in which they are declared. The right to collect dividends is forfeited if three years have passed after such dividends were made available to shareholders. FOURTEENTH. The Company may be wound up by the Board of Directors or the liquidator appointed at the Shareholders’ Meeting. The winding up shall be supervised as established in section TENTH of the corporate bylaws. After all liabilities have been satisfied and capital reimbursed, the balance shall be distributed among shareholders in proportion to the paid-in capital and their shareholding. II) It is resolved to issue 12,000 bearer shares of ARS 1 nominal value each and carrying one vote each, which are subscribed by the shareholders in the following manner: Horacio Jorge Colimodio: 6,000 shares, that is, ARS 6,000; María del Carmen Palicio: 6,000 shares, that is, ARS 6,000. Each shareholder pays 25% of the subscribed capital, in cash; the remainder shall be paid within two years. III) The following authorities are hereby appointed: President: Horacio Jorge Colimodio; Alternate Director: María del Carmen Palicio. IV) The Directors establish that their actual domicile and domicile for corporate purposes shall be those first above written. V) An irrevocable power of attorney is granted to all shareholders and to Horacio Jorge Colimodio so that, interchangeably, may exercise the following powers: accept any amendment to the certificate of incorporation resulting from the remarks from the acting agency during the proceedings started to commence business as a corporation, being therefore entitled to sign any notarially recorded instrument complementing, correcting or extending this instrument. They are also vested with full powers to cause all the steps required to incorporate the company, even to make and withdraw the deposit required by law. VI) The incorporators resolve, by unanimous vote, to establish the domicile of the corporation at Nahuel Huapi 4402, City of Buenos Aires. I, Notary Public certifying this transaction, certify that ARS 120 are to be paid as stamp tax upon execution of this instrument. This instrument having been read, the parties ratify the content hereof and sign it before me, I attest. There follow the signatures. There follows my seal. Before me: LUCÍA DER TOROSSIAN. Exact copy of the notarially recorded instrument recorded before me on folio 136 of Register 1438 kept by me. For “RENFE S.A.” I issue this FIRST NOTAIALLY CERTIFIED COPY in 4 pages, which I sign and seal in Buenos Aires, on this 20th day of August, 1992.

[There follow a signature and the seal of the Notary Public.]

[There appear three seals and a signature.]

MINUTES OF MEETING No. 1

In the city of Buenos Aires, on this 18th day of the month of September, 1992, at 6 p. m., a SHAREHOLDERS’ MEETING was held by the shareholders of Renfe S. A. (corporation). Such meeting was attended by the shareholders representing the total outstanding capital as per the Attendance Book kept on page 2 of the corresponding book, totaling ARS 12,000 in capital and in equal amount of votes. The President stated that the Meeting had been convened to discuss the following AGENDA: 1) Resignation of the Board of Directors and appointment of new officers. 2) Constitution of the new legal domicile of the company. 3) Amendment of Articles 1, 2 and 13 of the company’s bylaws. 4) Appointment of shareholders to sign the minutes. The first item on the agenda was dealt with. The president stated that, in view of the stock sale, he was leaving office. Deputy Director resigned as well. Therefore, the resignation of Horacio Jorge Colimodio and Maria del Carmen Palicio, respectively, was accepted unanimously. Both of them, in their capacity as sole shareholders, stated that the company had not carried out any operations, that 25% of the Capital had been paid in and that the amount corresponding to such paid-in capital was at the company safe. The following designations were made unanimously: President Horacio Alfredo Lopez, Vice President Carlos Augusto Lopez and Deputy Director Horacio Enrique Lopez. Being all of them present, they accepted the offices for which they had been appointed. Turning to the second item on the agenda, the legal domicile of the company was unanimously set in the City of Buenos Aires, Leandro N. Alem 592 6 º. The third item on the agenda was then under consideration. The President stated that an objection to the use of the name had been filed; therefore, he proposed to amend the same and adapt it to the activity carried out by the company; all of which was approved unanimously. The full text of Articles 1, 3 and 13 was also approved, under the following new wording: FIRST: The company formerly designated as Renfe S. A. will remain operative under the name of COMPAÑÍA NAVIERA HORAMAR S. A. The legal domicile of such company is set in the City of Buenos Aires. By order of the Board, branches, agencies or representative offices may be established anywhere in the country or abroad.-

THIRD: The company shall have the following activities as its purpose: maritime agency, foreign representation, domestic and international freight services and port services. The company shall be also authorized to buy, sell, import, export and manufacture shipbuilding industry products.

THIRTEENTH: The fiscal year closes on August 31 each year. At this date, the financial statements will be prepared in accordance with the provisions in force and technical standards in the matter. The Meeting may amend the closing date by registering the relevant resolution in the pertinent regulatory bodies. Realized net profits are used as follows: a) 5% to reach 20% of the subscribed capital for the statutory reserve fund. b) Remuneration of Directors and Fiscalization Body, as appropriate. c) The balance, in whole or in part, of dividends and shares, provisional or optional reserve funds, in a new account, or as otherwise determined by the Meeting. Dividends must be paid pro rata to the corresponding contributions, within one year of sanction and prescribing in favor of the company three years as from the date they are made available to shareholders.”

The last item on the agenda was dealt with, by means of which Mrs. Luisa Egli was unanimously authorized -as per Resolution 9/87- as well as the outgoing President, to perform the registration processing under Section 60, change of domicile and amendment. It was unanimously decided that all attending shareholders shall sign the minutes without any further comments. There being no further business, the meeting was adjourned.

MEETING ATTENDANCE BOOK

Order No., Full name, ID no., Address, Amount of shares, Title No.; Capital; Amount of votes.

1, ARMANDO ROGELIO BLANC, ID No. 5,525,814; AVDA. SAN JUAN 4370 2º A; 6000, 1, 6,000, 6,000.

2, CARLOS LUIS FERNANDEZ, ID No. 4,844,660; ISLA SOLEDAD 3376, LOMAS DE ZAMORA, 6000, 2, 6000, 6000.

THIS REGISTRATION IS CLOSED BEFORE SHAREHOLDERS REPRESENTING 100% OF THE SHARE CAPITAL

I HEREBY DECLARE UNDER OATH THAT: The attached instrument is a faithful transcript of its original, kept on page 2 of the book of Meeting Minutes and Board of Directors No. 1 under No. C5778 on August 31st, 1992, and on page 2 of the Stock Ledger and Meeting Attendance Book for General Meetings No. 1 under No. C5782 on August 31st, 1992. In Buenos Aires, on this 21st day of September, 1992.-

[Signature]

Dra. Luisa Egli

C. S. J. VOLUME I PAGE 269

Registry of Companies (IGJ). In accordance with the original filed. Registered on [handwritten] October 1st, 1992 under number [handwritten] 9340 of book [handwritten] 111 Volume A of Corporations.- [Signature]

[There appear six seals and a signature.]

Box No. 36

37313 [Illegible]

EXTRAORDINARY GENERAL MEETING

In the City of Buenos Aires, on this 18th day of DECEMBER, 1992, an EXTRAORDINARY GENERAL MEETING (EGM) of the shareholders of COMPAÑÍA NAVIERA HORAMAR S. A. was held. Such meeting was held at the company’s principal office located in the City of Buenos Aires, at 592 Leandro N. Alem St., 6th fl.

Attendance at the meeting is comprised by two shareholders representing a corporate capital of ARS 12,000 entitling to 12,000 votes, according to the Meeting Attendance Book, page 3. Thus, the shareholders representing the total corporate capital are present.

At the beginning of the meeting, the Chairman of the Board informed that the Meeting was UNANIMOUS, hence being convened without any objections. The President stated that the Meeting had been convened to discuss the following AGENDA: 1) Capital increase and amendment of Article 4. 2) Appointment of shareholders to sign the minutes and of attorneys-in-fact to register the amendment.

The first item on the agenda was dealt with, being unanimously resolved to increase the corporate capital to ARS 20,000, which is paid in, in cash, by the shareholders herein, pro rata to their respective holdings. Moreover, Article 4 is amended as follows: “FOURTH: The corporate capital is comprised of ARS 20,000 bearer common shares of ARS 1 face value each and entitling to one vote each.” The last item on the agenda was then considered unanimously resolving that all shareholders present were to sign the minutes. Mrs. Luisa Egli, Mr. Jorge Horacio Colimodio and President Horacio Alfredo Lopez were also appointed to act as attorneys-in-fact to register the amendment. They were given the broadest powers to act, any of them, interchangeably, and to sign all necessary documents to implement this amendment. They were expressly authorized to sign any document; accepting or proposing amendments to what was resolved herein, arising out of comments by the controlling authorities, and to comply with the procedures necessary to duly formalize all what was decided herein. The meeting was adjourned at 12 of the stated date.-

ATTENDANCE BOOK

Order No., Full name, ID no., Address, Amount of shares, Title No.; Capital; Amount of votes.

1, ARMANDO ROGELIO BLANC, ID No. 5,525,814; AVDA. SAN JUAN 4370 2º A; 6000, 1, 6,000, 6,000.

2, CARLOS LUIS FERNANDEZ, ID No. 4,844,660; ISLA SOLEDAD 3376, LOMAS DE ZAMORA, 6000, 2, 6000, 6000.

THIS REGISTRATION IS CLOSED BEFORE SHAREHOLDERS REPRESENTING 100% OF THE SHARE CAPITAL

I HEREBY DECLARE UNDER OATH THAT: The attached instrument is a faithful transcript of its original, kept as from page 4 of the book of Meeting Minutes and Board of Directors No. 1 under No. C5778 on August 31st, 1992, and on page 3 of the Stock Ledger and Meeting Attendance Book for General Meetings No. 1 under No. C5782 on August 31st, 1992.

MOREOVER, IT IS HEREBY RULED THAT:

In my capacity as a Lawyer with license stated below, I have examined the text of a document dated December 18, 1992 of the company mentioned and from said document it is evidenced that:

1)	The nature of the act is CONTRACT AMENDMENT

2)	The company is called: COMPAÑÍA NAVIERA HORAMAR S.A.

3)	The document affects or amends the following provisions:

I)	CORPORATE CAPITAL

Amount increase	ARS 8000

Previous Capital	ARS 12000

Resulting Capital	ARS 20000

Last registered capital	ARS 12000

Registration information: No. 9340 Book 111 on corporations dated October 1, 1992.-

Previous Capital composition: Shares valued in ARS ONE

Increase subscription: ARS 8000

Increase subscription:	ARS 8000

The increase is paid in with CASH CONTRIBUTIONS IN WHOLE.

II)	TERM OF DURATION (No changes)

III)	PRINCIPAL OFFICE DOMICILE (No changes)

IV)	CORPORATE PURPOSE (No changes)

V)	ADMINISTRATION AND REFRESENTATION (No changes)

VI)	FISCALIZATION (No changes)

VII)	DISCUSSION (No changes)

VIII)	DISSOLUTION (No changes)

IX)	LIQUIDATION (No changes)

X)	DISTRIBUTION OF PROFITS (No changes)

XI)	ASSIGNMENT AND TRANSFERS (No changes)

XII)	OTHER CHANGES OR REGISTRATIONS (No changes)

4)	Compliance with section 1277 Civil Code: (Not applicable)

5)	Full payment of fees as from incorporation verified.

6)	The resolution was by a majority and quorum of 100%.

7)	Publishing of sections 188, 194, 204, 250: (Not applicable)

8)	Publishing of section 10: YES

9)	Corporate background check

Last Registration: October 1, 1992, No. 9340 Book 111 on corporations.

10)	Chain of title is kept: YES

THEREFORE, I HEREBY RULE THAT ALL RELATED DOCUMENTATION COMPLIES WITH THE CORRESPONDING LEGAL REQUIREMENTS

In Buenos Aires, on this 24th day of December, 1992.-

[Signature.]

Dra. Luisa Egli

C.S.J VOLUME I PAGE 269

[Signature and seal.]

[On the right margin of the second page, there appears an illegible seal with handwritten text and another seal below.]

[On the right margin of the second page, there appears a signature and a seal which reads:] Lawyers Professional Association for the City of Buenos Aires. Silvia E. Finocchietto. Head of License.

MINUTES OF THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS No. 72

[On each page there appear signatures and the seals of the Notary Public, the Registry of Companies, the Ministry of Justice and the acting attorney-at-law]

The meeting of the Shareholders of COMPAÑÍA NAVIERA HORAMAR S.A. listed in the Stock Ledger and Attendance Book No. 1 was held in Av. Santa Fe 846, 2nd floor, City of Buenos Aires, on this 27th day of April 2005, at 11.40 a.m. The meeting was chaired by Horacio Alfredo LOPEZ, President of the Company. Carlos Augusto LOPEZ, Vice President, and Horacio Enrique LOPEZ, regular Director, were also present. The Chairman informed the Meeting that there were 4 shareholders present, all of them on their own behalf, who were holders of 20,000 non-endorsable registered common shares of nominal value ARS 1.00 each, carrying one vote each which, in the aggregate, represented the total capital stock of ARS 20,000, thus 20,000 votes, representing 100% of the corporate stock, and thus a quorum was formed for the Meeting to validly proceed to transact business in accordance with section 237, last paragraph of Law No. 19550. No objections having been raised, the Chairman proceeded to consider the following AGENDA: (1) Appointment of two shareholders to sign the EGM minutes. By unanimous vote, it was decided that the minutes be signed by all the shareholders present. (2) Capital stock increase up to ARS 1,200,000.00. Issue, payment and characteristics of shares. Amendment of Article 4 of the Bylaws. Horacio Alfredo LOPEZ, President and shareholder of the Company, stated that the current capital stock did not reflect the actual financial situation of the company, so it was advisable to increase such capital in order to adapt it to the real situation. With this purpose, the President suggested to increase the capital stock by ARS 1,180,000 to ARS 1,200,000.00, and issue 1,180,000 non-endorsable, registered common shares of nominal value ARS 1 each, carrying 1 vote each, to be paid through the capitalization of ARS 25,078.74 from the “Capital Adjustment” account and the partial capitalization of ARS 1,154,921.26 from the account called “contributions for any future capital stock increase” previously made by such shareholders, both recorded on the balance sheet closed on August 31, 2004. After a fluent debate, the motion was approved by unanimous vote and the capital stock was increased to ARS 1,200,000.00. The Meeting also resolved to capitalize ARS 25,078.74 from the “Capital Adjustment” account and ARS 1,154,921.26 from the account called “contributions for any future capital stock increase” and issue an equal number of shares to the shareholders in proportion to their current holdings. The President also stated that the balance of this account shall be dealt with in another extraordinary general meeting to be held in the future. Then, the new language of ARTICLE 4 of the Bylaws was approved: “The capital stock shall be ARS 1,200,000 represented by 1,200,000 non-endorsable registered common shares of nominal value ARS 1.00 each, carrying 1 vote each. The capital stock may be increased up to fivefold its amount by resolution taken at an Annual General Meeting of Shareholders in accordance with section 188 of Law No. 19550.” Then, the Chairman proceeded to consider ITEM 3 ON THE AGENDA: Bond to be posted by Directors. Directors’ term of office. Amendment of Article 8 of the Bylaws. The Chairman took the floor and stated that, by Resolution (G) No. 20 of September 7, 2004 issued by the Registry of Companies (IGJ), effective as per IGJ Resolution (G) No. 01 of February 8, 2005, the bond to be posted by the Directors of a corporation pursuant to section 256 of Law No. 19550 on Business Associations shall be the same for all Directors, shall not be less than ARS 10,000.00, and may consist in corporate or government bonds, sums of money in local or foreign currency deposited with financial institutions or securities clearing houses for the Company’s benefit; or by way of sureties, bank guarantees or bond or liability insurance furnished to the Company, the cost of which shall be borne by each Director. Such Resolution No. 01/05 also states that such bond shall remain enforceable for at least 3 years after the expiration of such managers’ term of office. Therefore, the Chairman suggested amending Article 8 of the Bylaws in order to adapt it to the abovementioned resolutions: “TO GUARANTEE THE PERFORMANCE OF THEIR FUNCTIONS, REGULAR DIRECTORS SHALL POST A BOND TO THE COMPANY IN AN AMOUNT NOT LESS THAN ARS 10,000.00. SUCH BOND MAY BE FURNISHED BY WAY OF CORPORATE OR GOVERNMENT BONDS, SUMS OF MONEY IN LOCAL OR FOREIGN CURRENCY DEPOSITED WITH FINANCIAL INSTITUTIONS OR SECURITIES CLEARING HOUSES FOR THE COMPANY’S BENEFIT; OR BY WAY OF SURETIES, BANK GUARANTEES OR BOND OR LIABILITY INSURANCE FURNISHED TO COMPANY IN AN AMOUNT NOT LESS THAN THE AMOUNT STATED ABOVE. SUCH BOND SHALL REMAIN ENFORCEABLE FOR AT LEAST 3 YEARS AFTER THE EXPIRATION OF SUCH MANAGERS’ TERM OF OFFICE.” Carlos Augusto LÓPEZ, Vice President and shareholder of the Company, took the floor and stated that it was advisable to extend the Directors’ term of office to the maximum term of office – 3 fiscal years - permitted by section 257 of Law No. 19550. For this purpose, Article 8 of the Company’s Bylaws had to be amended as well. The motions were approved on a unanimous vote and the wording of Article 8 of the Bylaws was amended to read as follows: ARTICLE 8. “The management and administration of the Company shall be vested in a Board of Directors which shall be composed of the number of members established by the shareholders at a meeting. The minimum number of Directors shall be 1, and the maximum number shall be 8. Directors shall be appointed by the shareholders’ meeting, which shall also establish their remuneration. The Directors will remain in office for three consecutive years and may be reelected indefinitely. They shall remain in office until replaced or reelected. The Shareholders’ Meeting shall appoint as many alternate directors as there are regular directors or a lower number for the same term of office in order to fill any vacancy that may occur in the order of their election. At their first meeting, the appointed Directors shall elect a Chairman and, if applicable, a Vice Chairman who shall replace the Chairman in cases of absence or impossibility of the former. In order for the Board of Directors to hold a valid meeting, the majority of the number of directors shall be present and resolutions shall be taken by a majority vote of all members present. To guarantee the performance of their functions, regular Directors shall post a bond to the company in an amount not less than ARS 10,000.00. Such bond may be furnished by way of corporate or government bonds, sums of money in local or foreign currency deposited with financial institutions or securities clearing houses for the company’s benefit; or by way of sureties, bank guarantees or bond or liability insurance furnished to company in an amount not less than the amount stated above. Such bond shall remain enforceable for at least 3 years after the expiration of such managers’ term of office. The Directors shall remain in office until replaced or reelected.” The FOURTH ITEM under the agenda is considered: Authorizations. By the unanimous vote of all shareholders present, the President and/or Vice President were authorized to cause these Minutes to be notarized, notwithstanding the fact that Eugenio H. J. GRIFFI, Miriam Irene CHERNEK, Juan Pablo SAUANE and María Silvia RAMOS, jointly, individually, alternative or interchangeably, were also given broad powers to carry out all proceedings and follow all the steps required to obtain the approval and registration of all actions taken with the Registry of Companies (IGJ), cause all the relevant documents to be executed, give witness’ statements, answer pleadings and submissions, execute complementary documents, etc. including the powers under IGJ Resolution No. 09/87. There being no further business, the meeting was adjourned at 12.55 a.m. There appear four illegible signatures: Horacio Alfredo LÓPEZ, President and shareholder- Carlos Augusto LÓPEZ, Vice President and shareholder – Horacio Enrique LÓPEZ, Regular Director and shareholder – Claudio Pablo LÓPEZ, shareholder.-

MINUTES OF THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS No. 75

[On each page there appear signatures and the seals of the Notary Public, the Registry of Companies and the acting attorney-at-law]

The meeting of the Shareholders of COMPAÑÍA NAVIERA HORAMAR S.A. listed in the Stock Ledger and Attendance Book No. 1 was held in the City of Buenos Aires, on this 4th day of May 2005, at 10.00 a.m. The meeting was chaired by Horacio Alfredo LOPEZ, President of the Company. Carlos Augusto LOPEZ, Vice President, and Horacio Enrique LOPEZ, regular Director, were also present. The Chairman informed the Meeting that there were 5 shareholders present, 4 on their own behalf and 1 by proxy, who were holders of 1,200,000 non-endorsable registered common shares of nominal value ARS 1 each, carrying one vote each which, in the aggregate, represented the total capital stock of ARS 1,200,000, thus 1,200,000 votes, representing 100% of the corporate stock, and thus a quorum was formed for the Meeting to validly proceed to transact business in accordance with section 237, last paragraph of Law No. 19550. No objections having been raised, the Chairman proceeded to consider the following agenda items: (1) Appointment of two shareholders to sign the EMG minutes. By unanimous vote, it was decided that the minutes be signed by all the shareholders present. (2) Capital stock increase. Issue of shares. Share Premium. Carlos Augusto LOPEZ, Vice President and shareholder of the Company, took the floor and stated that, in order to finally consolidate the capital stock of the Company and provide the Company with a suitable equity structure, it would be necessary to increase the capital stock from ARS 1,200,000 to ARS 2,100,000, issuing 900,000 non-endorsable registered common shares of nominal value ARS 1 each, carrying 1 and 5 votes each – in accordance with the resolution taken under item (3) on the agenda. In order to meet such goals and preserve the equity value of the shares, it would also be necessary to establish a premium of ARS 15.00 per share to be paid under the conditions set forth thereafter. After a long debate, the Meeting resolved: (i) to increase the capital stock from ARS 1,200,000 to ARS 2,100,000, issuing 900,000 non-endorsable registered common shares of nominal value ARS 1 each; (ii) to establish a share premium of ARS 15.00. (3) Waiver of pre-emptive rights. Claudio Pablo LOPEZ took the floor and stated that, in order to pay the capital stock increase as resolved under item (2) on the agenda and distribute the capital so that 60% thereof is distributed in equal shares to Horacio Alfredo LÓPEZ, Carlos Augusto LÓPEZ and Claudio Pablo LÓPEZ, and the remaining 40% to José Luis Manzoni, all shareholders would have to waive their pre-emptive rights. After a short debate, the motion was approved by unanimous vote, with the shareholders present waiving their pre-emptive rights. (4) Subscription and payment of shares. Horacio Alfredo LÓPEZ, Carlos Augusto LÓPEZ and Claudio Pablo LÓPEZ each subscribed 27,000 shares, which were fully paid by them along with the established share premium, through the capitalization of ARS 1,728,000.00 from the account called “contributions for any future capital stock increase” made by such shareholders. José Luis Manzoni subscribed 792,000 shares, paying the same, along with the established share premium, that is, an aggregate of ARS 12,672,000 within the following terms and under the following conditions of payment: (i) the sum of ARS 7,607,019.94 capitalizing all loans held by them as of the date hereof; (ii) before May 11, 2005, the sum of USD 470,000, equivalent as of the date hereof to ARS 1,363,000.00 through a irrevocable letter of credit to “Mr. Karl Wuethrich Liquidator SairGroup in Debt Restructuring Liquidation an Liquidator of Swissair SwissAir Transport Co. Ltd. In Debt Restructuring Liquidation confirmed in the Zürcher Kantonalbank, Postfach, 8010, Zurich, Swiss Confederation”, which would be invested in the purchase of Unit No. 15 on the 1st floor of the building located at Av. Santa Fe 846/54, City of Buenos Aires, along with 3/36 of complementary unit I; (iii) the remaining ARS 3,701,980.06 in two years as from the registration of these minutes and on the dates, in the amounts and under the conditions established by the Board of Directors. (5) Balance of the account “contributions for any future capital stock increase”. The Chairman stated that, under section 4 of Resolution (G) of the Registry of Companies (IGJ) No. 01/2005, the irrevocable contributions received before December 22, 2004 should be subject to an express corporate decision regarding their capitalization or restitution to the contributing shareholders. In accordance with the latest approved balance sheet for the year ended August 31, 2004, the balance of the account “contributions for any future capital stock increase” was ARS 2,956,874.69, out of which ARS 1,154,921.26 were capitalized in the EGM held on April 27, 2005, and ARS 1,728,000 were capitalized in this EGM, the resulting balance being ARS 73,953.43, the allocation of which had to be decided over in this Meeting. After a fluent debate, the Meeting resolved by unanimous vote to restitute such balance of ARS 73,953.43 in equal shares to Horacio Alfredo, Horacio Enrique, Carlos Augusto and Claudio Pablo LÓPEZ. The time for restitution would be decided by the Board of Directors within a maximum term of 1 year as from the date of these Minutes and notice by publication would to be given under sections 204 and 83(3) of Law No. 19550. (5) Amendment of Articles 4 and 5 of the Corporate Bylaws. Horacio Alfredo LÓPEZ, President and Shareholder, took the floor and stated that it was advisable to amend the corporate bylaws so as to include the capital stock increase and, as a result of the changes in the list of shareholders, that it was also advisable that 60% of the corporate stock be represented by class “A” shares carrying 5 votes each, and the remaining 40% by class “B” shares carrying 1 vote each, moving to replace all outstanding shares and issue 2,100,000 new shares, out of which 1,260,000 would be class “A” shares, carrying 5 votes each, and 840,000 would be class “B” shares, carrying 1 vote each, to be distributed among the shareholders in the proportions pre-established by them. After a short debate, the amendment of Articles 4 and 5 of the corporate bylaws was approved. The wording of such articles now read: ARTICLE 4: “The capital stock shall be ARS 2,100,000.00, represented by 2,100,000 non-endorsable registered common shares of nominal value ARS 1.00 each. Such shares shall be divided into 1,260,000 class “A” shares, carrying 5 votes each, and 840,000 class “B” shares, carrying 1 vote each. The capital stock may be increased up to fivefold its amount by resolution taken at an Annual General Meeting of Shareholders in accordance with section 188 of Law No. 19550.” ARTICLE 5: “New shares shall be issued within classes A and B. Class “A” shares shall entitle their holders to 5 votes each, and class “B” shares shall entitle their holders to 1 vote each. Any new issue of shares shall maintain the proportion existing between both classes of shares; at a meeting, the shareholders may alter any such proportion with the prior consent of the shareholders of the class or classes of shares thereby affected, which consent shall be given in accordance with section 250 of Law No. 19550. The holders of class “A” and “B” shares shall have the right of first refusal in the subscription of newly issued shares within their class in proportion to the shares already held by them; they may also have the additional preemptive right to subscribe shares within any other class when the holders fail to exercise their right of first refusal. Shareholders may exercise their right of first refusal within 30 days after the last notice by publication in the Official Gazette, which shall be given for 3 consecutive days. The Meeting that resolves to increase the capital stock and issue new shares shall only delegate to the Board of Directors the time, manner and conditions for the payment of such issue.” The last item of the agenda is considered: (6) Authorizations. By the unanimous vote of all shareholders present, the President and/or Vice President were authorized to cause these Minutes to be notarized, notwithstanding the fact that Eugenio H. J. GRIFFI, Miriam Irene CHERNEK, Juan Pablo SAUANE and María Silvia RAMOS, jointly, individually, alternative or interchangeably, were also given broad powers to carry out all proceedings and follow all the steps required to obtain the approval and registration of all actions taken with the Registry of Companies (IGJ), cause all the relevant documents to be executed, give witness’ give witness’ statements, answer pleadings and submissions, execute complementary documents, etc. including the powers under IGJ Resolution No. 09/87. There being no further business, the meeting was adjourned at 11.40 a.m. There appear five illegible signatures: Horacio Alfredo LÓPEZ, President and shareholder- Carlos Augusto LÓPEZ, Vice President and shareholder – Horacio Enrique LÓPEZ, Regular Director and shareholder – Claudio Pablo LÓPEZ, shareholder – José Luis MANZONI.-

In my capacity as duly authorized person, I CERTIFY that the minutes transcribed above are a true and accurate copy of the original minutes recorded on pages 10-13 of the Book of Shareholders’ and Directors’ Meetings No. 2 of COMPAÑÍA NAVIERA HORAMAR, signed on September 2, 2004 under No. 71199-04.-

[Signature. Seal of Maria Silvia Ramos, attorney-at-law].

[There appear three seals and a signature.]

Minutes of Extraordinary General Meeting (No. 96). In the City of Buenos Aires, on this 12th day of July, 2007, and 4 p. m., at the legal domicile of the company, met the shareholders of Compañía Naviera Horamar S.A. listed in the Meeting Attendance Book, 5 shareholders, holders of 2,100,000 common shares of ARS 1 face value per share, representing 100% of the capital of ARS 2,100,000, therefore, the meeting was deemed unanimous as provided for by section 237, last paragraph, of the Law on Business Associations. The meeting was held under the chairmanship of Mr. Horacio Alfredo Lopez, who declared the Extraordinary General Meeting convened on first call summoned for the date hereof, with legal quorum. The President read the first item on the agenda, which stated: 1) to render the decision stated in the Minutes of EGM No. 88 dated December 6, 2006 ineffective. Mr. Vice President Carlos Augusto Lopez advised the meeting on the need to make an amendment to the closing date of the fiscal year with a simultaneous effectiveness in the controlling and tax authorities (Registry of Companies -IGJ- and Federal Public Revenue Administration) justifying, therefore, to render ineffective the resolution of the Extraordinary General Meeting referred to above. The item under consideration having been voted, the proposal was approved unanimously. Then, the second item on the agenda was considered, which stated: 2) Amendment of Clause Thirteenth of the corporate bylaws which refers to the Closing Date of the Fiscal Year, moving such date from August 31 to December 31 to make it effective as from the commercial year ending December 31, 2007. Mr. Vice President Carlos Augusto Lopez advised that it was convenient to move the closing date of the current fiscal year from August 31 to December 31 for the purpose of preparing the Financial Statements matching the statutory period with the calendar year, which is usually the locally and internationally most widely used; moreover, he considered appropriate to apply such period as from [...] proposal is approved unanimously, thereby modifying the text of Thirteenth Clause of the bylaws in relevant part that shall read as follows: “THIRTEENTH: The fiscal year of the Corporation shall end on December 31. On this date, the financial statements will be prepared in accordance with the provisions in force and technical standards in the matter. The Shareholders’ Meeting may amend the closing date by registering the relevant resolution in the pertinent regulatory bodies. Realized net profits shall be allocated as follows: (a) 5% to the statutory reserve until completing 20% of the subscribed capital stock; (b) the payment of the compensation of the Board of Directors and the Statutory Audit Committee, if applicable; (c) the remainder, in whole or in part, to the share dividends or optional reserve funds, provisions or allowances, a new account or any other purpose decided upon by the shareholders at a meeting. Dividends shall be distributed in proportion to the shares held by the shareholders during the year in which they are declared. The right to collect dividends is forfeited if three years have passed after such dividends were made available to shareholders.” Also, the shareholders attending the meeting unanimously authorized Messrs. Eugenio H. J. GRIFFI, Mirian Irene CHERNEK, Juan Pablo SAUANE, María Silvia RAMOS (Volume 13 Page 274, Professional Association of Lawyers), Alejandra Silvia LOPEZ (Volume 56 Page 667, Professional Association of Lawyers) and Javier SAA AVELLANEDA (License 3121, Professional Association of Notaries City of Buenos Aires) for any of them either together, separately, alternatively on behalf of company to run with the implementation of this Meeting in accordance with the provisions of Resolution No. 9/87 of the IGJ, to file and withdraw all types of documents, request breakdowns, notice themselves and answer documents, perform legal publications, sign clarifying or rectifying instruments as may be necessary for the purpose of registration of this Minutes.- Then, the third item on the agenda was under consideration, which stated as follows: 3) Election of two shareholders to sign the Minutes. Messrs. Horacio Enrique Lopez and Carlos Augusto Lopez were unanimously appointed to sign this Minutes. There being no further business, the meeting was adjourned at 5 p. m. on the date hereof. There appear three illegible signatures. [Signature.] ALEJANDRA SILVIA LOPEZ LOPEZ, LAWYER. VOLUME 56 - PAGE 667 Professional Lawyers Association.

[Seal of the IGJ]

[Seal of Certified Notary Public] [Signature]

[Seal of Ministry of Justice]

Minutes of the Meeting of the Board of Directors: The Meeting of the Board of Directors of COMPAÑÍA NAVIERA HORAMAR S.A. was held on March 16, 2011, at 11:00 a.m., at the offices of the Company, in the city of Buenos Aires, to proceed with the following Agenda: 1) To call an Extraordinary General Meeting of Shareholders. Once the sole item of the Agenda has been proposed for consideration, and taking into account that it should be convenient for the Company to modify the corporate purpose so that the Company shall be entitled to grant guarantees, following discussion, it was resolved, by unanimous vote, that an Extraordinary General Meeting of Shareholders be called, pursuant to Section 237, third part, of Law No. 19550 (Unanimous Meeting) to be held on March 17, 2011, at 11:00 hours, at the offices of the Company, located at Avenida Santa Fe 846, 2nd Floor, Autonomous City of Buenos Aires, for the purpose of discussing the following Agenda: 1) Extension of corporate purpose and modification of article three of bylaws. 2) Appointment of two shareholders to sign the minutes. There being no further business to come before the meeting, it was declared closed at 12:00 hours.

I do hereby certify that this text is a true copy of the original document recorded on page 5 of the Minute Book No. 3 signed on May 7, 2009, under number 32260-09.

[Signature]

[Seal of María Verónica Tuccio, attorney-at-law]

[Seal of Certified Notary Public] [Signature]

[Seal of the IGJ]

[Seal of Certified Notary Public] [Signature]

Minutes of the Meeting: The Extraordinary General Meeting of Compañía Naviera Horamar S.A. was held on March 17, 2011, at 11:00 hours, at the offices located at Santa Fe 846, 2nd Floor, city of Buenos Aires, pursuant to Section 237, third part, of Law No. 19550 (Unanimous Meeting). Carlos Augusto López acted as Chairman of the Meeting. Two shareholders attended the meeting by proxy, such shareholders holding 2,100,000 common, nominative and non-endorsable shares of a nominal value of $1 each, out of which 1,260,000 are Class A shares, carrying five votes per share, and 840,000 are Class B shares, carrying one vote per share, according to page 27 of the Stock ledger and meeting attendance book No. 1, which stated that shareholders representing 100% of the capital sock and votes attended the meeting. At 11:00 hours the Meeting was declared open to discuss the following Agenda: 1) Extension of corporate purpose and modification of article three of bylaws. 2) Appointment of two shareholders to sign the minutes. Then, the Chairman presented the First Item of the Agenda: “Extension of corporate purpose and modification of article three of bylaws”. With respect thereto, after a brief discussion, it was resolved, by unanimous vote: (i) that article three of the bylaws be modified, in order to extend the corporate purpose, including the granting of guarantees in favor of third parties; (ii) that said article, which is transcribed at the end of this minute, be approved; (iii) that this minute be recorded on a notarially recorded instrument o, as the case may be, that the pertinent private instruments be granted; and (iv) that Jorge Luis Pérez Alati, Betina Di Croce, Pedro Eugenio Aramburu, Adela Alicia Codagnone, Luciana Verónica Zuccatosta, Pablo Gabriel Noseda and María Verónica Tuccio and/or Nicolás José Caffo and Teodoro Rodríguez Cáceres be authorized so that, for and on behalf of Compañía Naviera Horamar S.A., they may perform any necessary acts to obtain from the Registry of Companies and other pertinent entities the acceptance and recording of the modification of article three of the bylaws, as approved hereby, being empowered to accept any modifications required by said entities and to propose, if applicable, any alternative text, being entitled to execute papers, notarially recorded instruments which supplement, rectify or clarify public and/or private instruments that have been granted, and to appeal any decisions with respect thereto. Then, the second item of the Agenda was considered: “Appointment of two shareholders to sign the minutes”. In relation thereto, it was resolved, by unanimous vote, that the attendees sign the Meeting minutes. There being no further business to come before the meeting, it was adjourned at 12:00 hours. Text of article three of Bylaws: “Three: The purpose of the Company shall be to perform, either in its own name and/or on behalf of third parties, and/or being related to third parties, the following activities: to act as a maritime agency, represent foreign companies, provide national and international freight services; to provide port services; the purchase, sale, import, export and manufacturing of naval industry products; the capital investment in companies incorporated and/or to be incorporated; participation in other stock corporations; to grant any credit facility, loan, surety, guarantee, mortgage, pledge, cash advance, unsecured or secured by a surety or security interest, and/or any other type of guarantee in favor of controlled, controlling or related companies, or companies subject to the common control of the Company or of its shareholders and/or in favor of third parties, whether on the ground of obligations undertaken by it or by third parties. The transactions covered by the law on financial entities and any other requiring capital contributions from the public are excluded. To that effect, the company shall be entitled to acquire rights, undertake obligations and carry out any acts not prohibited by law or by these bylaws”.

I do hereby certify that this text is a true copy of the original document recorded on page 3 of the Minute Book No. 3 signed on May 7, 2009, under number 32261-09.

[Signature]